EXHIBIT 10.1

Wells Fargo Bank, National Association
350 West Colorado Blvd., Suite 210
Pasadena, California 91105

Dated as of June 24, 2016

ARC Document Solutions, LLC
c/o ARC Document Solutions, Inc.
1981 N. Broadway, Suite 385
Walnut Creek, CA 94596
Attention: Jorge Avalos, Chief Financial Officer

Re:    Amendment – Fixed Charge Coverage Ratio

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 20, 2014 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), among ARC Document Solutions, LLC (the “Borrower”), each of the financial institutions party thereto from time to time (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms are used in this letter agreement as defined in the Credit Agreement, unless otherwise defined herein.
On the terms and subject to the conditions set forth in this letter agreement, the Borrower, the Administrative Agent and the Required Lenders hereby agree as follows:

(a)	Fixed Charges. The definition of Fixed Charges in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Fixed Charges” shall mean, for any period or as the last day of such period, as applicable, the sum, without duplication, for Holdings and its Subsidiaries (determined on a consolidated basis in accordance with GAAP, to the extent applicable), of the following items: (a) (i) Interest Expense described in clauses (a) and (b) of the definition thereof that are paid or payable in cash for such period net of cash interest income received or receivable for such period and (ii) Interest Expense described in clause (c) of the definition thereof expensed (on a net basis) on a statement of income for such period, (b) rent expense for such period, (c) mandatory principal prepayments and other principal payments required to be made on Indebtedness during such period (excluding payments that are included in clause (d) below), (d) regularly scheduled payments of principal on Indebtedness during such period, including the aggregate amount of any voluntary prepayments prior to or during such period, but only to the extent such voluntary prepayments reduced any regularly scheduled payment of principal during such period (provided that in no event shall the required principal payments calculated with respect to the Closing Date Term Loan be less than $17,500,000 in any such period in which there remains any unpaid principal of the Closing Date Term Loan), (e) the aggregate amount of Capital Lease payments (and any portion thereof) other than any payments, during such period that have been optionally prepaid and would have been treated as principal in accordance with GAAP, if any, and (f) the Total RF Capex Amortization Amount as of any date of determination whether or not any Revolver-Financed Capital Expenditures were made during such period.

(b)	Fixed Charge Coverage Ratio. The definition of Fixed Charge Coverage Ratio in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Fixed Charge Coverage Ratio” shall mean, as of the last day of each fiscal quarter, (a) Consolidated Adjusted EBITDA for the four consecutive fiscal quarter period ending on that date, plus (b) rent expense of the Loan Parties for such period, minus (c) the sum of, without duplication, (i) the aggregate amount of all non-financed Capital Expenditures made by the Loan Parties during such period (it being understood that Revolver-Financed Capital Expenditures will be deemed to have been “financed” for purposes of this clause (c)(i), but that any Capital Expenditures funded with proceeds of Revolving Loans which do not constitute Revolver-Financed Capital Expenditures will not be deemed to be “financed” and will be treated as non-financed Capital Expenditures, in each case, for purposes of this clause (c)(i)), (ii) if positive, cash Taxes (net of any cash Tax refunds) paid by the Loan Parties during such period and (iii) the aggregate amount of Distributions made by the Loan Parties (excluding, to the extent made during such period, (1) any and all Distributions made by one Loan Party to another Loan Party and (2) any and all Permitted Stock Repurchases made in 2016 and 2017 up to an aggregate amount of $15,000,000 for all such Permitted Stock Repurchases made during the term of this Credit Agreement), divided by (d) Fixed Charges for such period.

(c)	New Definitions. The following new definitions are hereby added to Section 1.01 of the Credit Agreement:

“Current Portion of Revolver-Financed Capital Expenditures Amount” shall mean an amount to be included in the calculation of Total RF Capex Amortization Amount for twenty consecutive fiscal quarters commencing with the fiscal quarter ending June 30, 2016, equal to the Revolver-Financed Capital Expenditures made by the Loan Parties during a fiscal quarter, divided by 20.
“Revolver-Financed Capital Expenditures” shall mean Capital Expenditures financed with Revolving Loan proceeds that have been designated by the Borrower as “Revolver-Financed Capital Expenditures” in a Compliance Certificate; provided, however, that the aggregate amount of Revolver-Financed Capital Expenditures so designated by the Borrower may not exceed Ten Million Dollars ($10,000,000) in any four consecutive fiscal quarter period.

“Total RF Capex Amortization Amount” shall mean, as of any date of determination, the sum of all Current Portion of Revolver-Financed Capital Expenditures Amounts as of such date.

(d)	Fixed Charge Coverage Ratio. The Section 5.03(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)    Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than 1.15:1.00.

(e)	Compliance Certificate. Exhibit I (Compliance Certificate) to the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit I.

The Borrower hereby confirms that the representations and warranties contained in the Credit Agreement and the other Credit Documents are (before and after giving effect to this letter agreement) true and correct in all material respects and no Default or Event of Default has occurred and is continuing.

The provisions of this letter agreement shall be effective upon the execution of this letter agreement by the Administrative Agent, the Required Lenders, the Borrower and the Guarantors.
The Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrower in all respects. This letter agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.
[This Space Intentionally Left Blank]

This letter agreement is a Credit Document as defined in the Credit Agreement, and the provisions of the Credit Agreement generally applicable to Credit Documents are applicable hereto and incorporated herein by this reference.
Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:     /s/ Jay Hong
Name:    Jay Hong
Title:     Senior Vice President

Agreed to and accepted:

ARC DOCUMENT SOLUTIONS, LLC

By:     /s/ Jorge Avalos
Name: Jorge Avalos
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A.

By:     /s/ Alex Rogin
Name:     Alex Rogin
Title:    Vice President

BANK OF AMERICA, N.A.

By:     /s/ Tasneem A. Ebrahim
Name:     Tasneem A. Ebrahim
Title:     Senior Vice President

BANK OF THE WEST

By:     /s/ Robert Kido
Name:     Robert Kido
Title:     Vice President

COMERICA BANK

By:     /s/ Fatima Arshad
Name:     Fatima Arshad
Title:     Vice President

U.S. BANK NATIONAL ASSOCIATION

By:     /s/ David L. Jones
Name:     David L. Jones
Title:     Assistant Vice President

Each of the undersigned hereby acknowledges and consents to the foregoing letter agreement and confirms and agrees that the Guaranty executed by it in connection with the Credit Agreement remains in full force and effect in accordance with its terms and is hereby reaffirmed, confirmed and ratified by each of the undersigned, and each of the undersigned hereby confirms that the representations and warranties contained in such Guaranty (including any incorporated by reference to the Credit Agreement) are (before and after giving effect to this letter agreement) true and correct in all material respects.

ARC DOCUMENT SOLUTIONS, INC.

By:    /s/ Jorge Avalos
Name: Jorge Avalos
Title: Chief Financial Officer

AMERICAN REPROGRAPHICS COMPANY, L.L.C.

By:    /s/ Jorge Avalos
Name: Jorge Avalos
Title: Chief Financial Officer

ARC ACQUISITION CORPORATION

By:    /s/ Jorge Avalos
Name: Jorge Avalos
Title: Chief Financial Officer and Treasurer

LICENSING SERVICES INTERNATIONAL, LLC

By:    /s/ Jorge Avalos
Name: Jorge Avalos
Title: Chief Financial Officer

PLANWELL, LLC

By:    /s/ Jorge Avalos
Name: Jorge Avalos
Title: Chief Financial Officer

REPROGRAPHICS FORT WORTH, INC.

By:    /s/ Jorge Avalos
Name: Jorge Avalos
Title: Chief Financial Officer and Treasurer

EXHIBIT I

COMPLIANCE CERTIFICATE1
_____________ ___, 20__

Wells Fargo Bank, National Association
350 West Colorado Blvd., Suite 210
Pasadena, CA 91105
MAC E2019-020
Attention: Jay Hong
Tel. No. (626) 564-6731
Fax No. (866) 359-8634
E-mail: Jay.J.Hong@wellsfargo.com
This Compliance Certificate is delivered pursuant to Section 5.01(a)(iii) of that certain Credit Agreement, dated as of November 20, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among (1) ARC DOCUMENT SOLUTIONS, LLC, a Texas limited liability company (the “Borrower”), (2) each of the financial institutions party to thereto from time to time (collectively, the “Lenders”), and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent, Swing Line Lender and LC Issuer.
Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate (this “Certificate”) shall have the meanings defined for them in the Credit Agreement. Section references herein relate to the Credit Agreement unless stated otherwise. In the event of any conflict between the calculations set forth in this Compliance Certificate and the manner of calculation required by the Credit Agreement, the terms of the Credit Agreement shall govern and control.
This Compliance Certificate is delivered in accordance with Section 5.01(a)(iii) of the Credit Agreement by the undersigned president, chief executive officer, chief operating officer or chief financial officer of the Borrower, on behalf of the Borrower. This Compliance Certificate is delivered for the fiscal [quarter/year] ended ___________, ____ (the “Test Date”). As used herein, “Test Period” means the four consecutive fiscal quarter period ending on the Test Date.
Computations indicating compliance with respect to the covenants in Section 5.03 of the Credit Agreement are set forth below:
1.Section 5.03(a) – Total Leverage Ratio. As of the Test Date, the Total Leverage Ratio was _____:1.00. The maximum permitted Total Leverage Ratio is as follows:

___________________________________________
1 Form updated June 2016

Period	Maximum Total Leverage Ratio
Closing Date through and including September 30, 2016	3.25:1.00
October 1, 2016 and thereafter	3.00:1.00

The Total Leverage Ratio as of the Test Date was computed as follows:

(a) All Funded Indebtedness of Holdings and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) as of the Test Date
(i) All outstanding obligations of Holdings and its Subsidiaries evidenced by notes, bonds, debentures or other similar instruments and all other obligations of Holdings and its Subsidiaries for borrowed money (including obligations to repurchase receivables and other assets sold with recourse),
$___________
(ii) All Attributable Debt of Holdings and its Subsidiaries,
      Attributable Debt was computed as follows:
      (x) in respect of any Capital Lease of Holdings and its Subsidiaries, the capitalized amount thereof that would appear on a balance sheet of Holdings and its Subsidiaries prepared as of the Test Date in accordance with GAAP ($________), plus
      (y) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of Holdings and its Subsidiaries prepared as of the Test Date in accordance with GAAP if such lease were accounted for as a capital lease ($________).
Attributable Debt = (x)+(y)
$___________
(iii) All Disqualified Securities of Holdings and its Subsidiaries,	$___________
(iv) All obligations of Holdings and its Subsidiaries, contingent or otherwise, with respect to letters of credit, whether drawn (to the extent unreimbursed) or undrawn, contingent or otherwise,	$___________
(v) All earnout obligations arising from an acquisition (excluding ordinary course acquisitions of customer lists) at the value from time to time carried on the balance sheet of Holdings and its Subsidiaries in accordance with GAAP,
$___________
(vi) With respect to any terminated Rate Contracts, the Termination Value thereof,	$___________
(vii) all Contingent Obligations of Holdings and its Subsidiaries with respect to the obligations of other Persons of the types described in clauses (i) - (vi) above.	$___________

(a) – Funded Indebtedness of the Holdings and its Subsidiaries – equals [(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)]	$___________

(b) all Unrestricted, Unencumbered Liquid Assets of the Credit Parties maintained in accounts located in the United States as of the Test Date	$__________

(c) Consolidated Adjusted EBITDA of Holdings and its Subsidiaries for the Test Period (determined on a consolidated basis in accordance with GAAP, to the extent applicable) (see calculation on Annex B)
$__________
Total Leverage Ratio equals [((a) –(b)) ÷ (c)]	_____:1.00
The maximum permitted Total Leverage Ratio as of the Test Date is:	_____:1.00
In compliance:	[YES][NO]

2.Section 5.03(b) – Fixed Charge Coverage Ratio. As of the Test Date, the Fixed Charge Coverage Ratio was _____:1.00. The minimum permitted Fixed Charge Coverage Ratio is 1.15:1.00.
Revolver-Financed Capital Expenditures
The Borrower hereby designates Capital Expenditures financed with Revolving Loan proceeds in the amount of $_____________ as “Revolver-Financed Capital Expenditures” for the Test Period. Maximum Amount: $10,000,000 in any four consecutive fiscal quarter period.
Current Portion of Revolver-Financed Capital Expenditures Amount
The Current Portion of Revolver-Financed Capital Expenditures Amount for the fiscal quarter ending on the Test Date was $_____________ (see calculation on Annex C).
Total RF Capex Amortization Amount
The Total RF Capex Amortization Amount as of the Test Date was $_____________ (see calculation on Annex C).
The Fixed Charge Coverage Ratio as of the Test Date was computed as follows:

(a) (i) Consolidated Adjusted EBITDA for the Test Period (as calculated in paragraph 1(c) above),	$___________

   (ii) rent expense of the Loan Parties for the Test Period,
   (iii) the aggregate amount of all non-financed Capital Expenditures made by the Loan Parties during the Test Period (see calculation on Annex A) (it being understood that Revolver-Financed Capital Expenditures will be deemed to have been “financed” for purposes of this clause (iii), but that any Capital Expenditures funded with proceeds of Revolving Loans which do not constitute Revolver-Financed Capital Expenditures will not be deemed to be “financed” and will be treated as non-financed Capital Expenditures, in each case, for purposes of this clause (iii)),
$___________
(iv) if positive, cash Taxes (net of any cash Tax refunds) paid by the Loan Parties during the Test Period,	$___________
   (v) the aggregate amount of Distributions made by the Loan Parties during the Test Period (excluding, to the extent made during the Test Period, (1) any and all Distributions made by one Loan Party to another Loan Party and (2) any and all Permitted Stock Repurchases made in 2016 and 2017 up to an aggregate amount of $15,000,000 for all such Permitted Stock Repurchases made during the term of the Credit Agreement [Aggregate amount of all such 2016 and 2017 Permitted Stock Repurchases made during the Test Period = $__________; aggregate amount of all such 2016 and 2017 Permitted Stock Repurchases made during made during the term of the Credit Agreement = $__________])).
$___________
(a) equals [(i)+(ii)-(iii)-(iv)-(v)]	$___________

(b) Fixed Charges for the Test Period
(i)  Interest Expense described in clauses (a) and (b) of the definition thereof that are paid or payable in cash for the Test Period net of cash interest income received or receivable for the Test Period (clause (a): $______ + clause (b): $______ - such cash interest income: $______),
$___________
(ii) Interest Expense described in clause (c) of the definition thereof expensed (on a net basis) on a statement of income for the Test Period,	$___________
(iii) rent expense for the Test Period,	$___________
(iv) mandatory principal prepayments and other principal payments required to be made on Indebtedness during the Test Period (excluding payments that are included in clause (v) below),	$___________

(v) regularly scheduled payments of principal on Indebtedness during the Test Period, including the aggregate amount of any voluntary prepayments prior to or during the Test Period, but only to the extent such voluntary prepayments reduced any regularly scheduled payment of principal during the Test Period (provided that in no event shall the required principal payments calculated with respect to the Closing Date Term Loan be less than $17,500,000 in any the Test Period in which there remains any unpaid principal of the Closing Date Term Loan),
$___________
(vi) the aggregate amount of Capital Lease payments (and any portion thereof) other than any payments, during the Test Period that have been optionally prepaid and would have been treated as principal in accordance with GAAP, if any,
$___________
(vii) the Total RF Capex Amortization Amount as of the Test Date whether or not any Revolver-Financed Capital Expenditures were made during the Test Period.	$___________

(b) – Fixed Charges – equals [(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)]	$___________

Fixed Charge Coverage Ratio equals [(a)÷(b)]	_____:1.00
The minimum permitted Fixed Charge Coverage Ratio as of the Test Date (per the chart below) is:	1.15:1.00
In compliance:	[YES][NO]

3.Supplement to Schedules I and II to Security Agreement. Attached hereto as Schedule 1 is a supplement to Schedules I and II to the Security Agreement, reflecting any additional Chattel Paper (with a face value in excess of $250,000), Instruments (with a face value in excess of $250,000), certificated securities, Letter-of-Credit Rights (with a value in excess of $250,000) or Commercial Tort Claims (with a value in excess of $500,000), as applicable, obtained by the Debtors (as defined in the Security Agreement).
4.Supplement to Schedules III, IV and V to Security Agreement. Attached hereto as Schedule 2 is a supplement to Schedules III, IV and V to the Security Agreement, reflecting any additional Deposit Accounts and Securities Accounts (in each case other than Excluded Accounts) and Commodity Accounts.
5.Supplement to Schedule VII to Security Agreement. Attached hereto as Schedule 3 is a supplement to Schedule VII to the Security Agreement, reflecting any additional Patents, Trademarks or Copyrights (or applications therefor). Attached also are, if applicable, grants of security interest for filing with the United States Copyright Office or the United States Patent and Trademark Office.

6.No Default. During the fiscal quarter ending on the Test Date, no Default has occurred and is continuing, with the exceptions set forth below in response to which the Borrower has taken (or caused to be taken) or proposes to take (or cause to be taken) the following actions (if none, so state):
[This Space Intentionally Left Blank]

The undersigned president, chief executive officer, chief operating officer or chief financial officer of the Borrower, on behalf of the Borrower certifies that the calculations made and the information contained herein are derived from the books and records of Holdings and its Subsidiaries and that each and every matter contained herein correctly reflects those books and records.
Dated: _________ , 20___

BORROWER:

ARC DOCUMENT SOLUTIONS, LLC,
a Texas limited liability company

By:
Name:
Title:

Annex A
Calculation of all non-financed Capital Expenditures of the Loan Parties during the Test Period

	Capital Expenditures	Amount for Test Period

(i) all amounts expended by the Loan Parties during such period to acquire or to construct Capital Assets (including (A) renewals, improvements and replacements other than ordinary course repairs (for the Test Period: $________) and (B) all amounts paid or accrued on Capital Leases and other Indebtedness incurred or assumed to acquire Capital Assets (for the Test Period: $________))
$___________
+	(ii) all other expenditures of the Loan Parties which should be capitalized in accordance with GAAP	$___________
-
(iii) expenditures made in connection with the replacement, substitution, restoration, repair or improvement of assets financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted restored, repaired or improved or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, in either case, to the extent that such proceeds or awards are not required to be applied in accordance with Section 2.06(c)(vi)
$___________
-
(iv) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment solely to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time
$___________
-	(v) the purchase of plant, property or equipment to the extent financed with the proceeds of asset sales that are not required to be applied pursuant to Section 2.06(c)(iii)	$___________
-	(vi) expenditures that constitute operating lease expenses in accordance with GAAP	$___________
-	(vii) expenditures that constitute Permitted Acquisitions	$___________
-	(viii) any capitalized interest expense reflected as additions to property, plant or equipment in the consolidated balance sheet of Holdings and its Subsidiaries	$___________
-	(ix) any non-cash costs reflected as additions to property, plant or equipment in the consolidated balance sheet of Holdings and its Subsidiaries	$___________
+	(x) the amount of expenditures or purchases described in clause (iii)(x) to the extent the amount of Net Insurance Proceeds used to make such expenditures or purchases is included in Net Income	$___________
+	(xi) the amount of expenditures or purchases described in clause (iii)(y) to the extent the amount of Net Condemnation Proceeds used to make such expenditures or purchases is included in Net Income	$___________
+	(xii) the amount of expenditures or purchases described in clause (v) to the extent the amount of Net Proceeds from asset sales, used to make such expenditures or purchases, is included in Net Income	$___________
	Total [(i)+(ii)-(iii)-(iv)-(v)-(vi)-(vii)-(viii)-(ix)+(x)+(xi)+(xii)]	$___________

Annex B
Calculation of Consolidated Adjusted EBITDA of Holdings and its Subsidiaries for the Test Period

	Consolidated Adjusted EBITDA	Quarter 1 Ended __/__/__	Quarter 2 Ended __/__/__	Quarter 3 Ended __/__/__	Quarter 4 Ended __/__/__	Total (Quarters 1-4)
	(i) Net Income for such period,	$___________	$___________	$___________	$___________	$___________
(ii) Interest Expense for such period, calculated as the sum for the Loan Parties (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

   (x) all interest, fees, charges and related expenses payable during such period to any Person in connection with Indebtedness or the deferred purchase price of assets that, if described in this clause (x), are treated as interest in accordance with GAAP [2],
		$___________	$___________	$___________	$___________	$___________
	(y) the portion of rent actually paid during such period under Capital Leases that should be treated as interest in accordance with GAAP, and	$___________	$___________	$___________	$___________	$___________

   (z) the net amounts payable (or minus the net amounts receivable) under Rate Contracts accrued as an expense (on a net basis) on a statement of income during the such period (whether or not actually paid or received during such period).
		$___________	$___________	$___________	$___________	$___________
+	Interest Expense [(x)+(y)+(z)]	$___________	$___________	$___________	$___________	$___________
+	(iii) income tax expense for such period,	$___________	$___________	$___________	$___________	$___________
+	(iv) depreciation and amortization for such period,	$___________	$___________	$___________	$___________	$___________
+	(v) non-cash expenses related to stock based compensation for such period,	$___________	$___________	$___________	$___________	$___________
+
(vi) extraordinary non-cash expenses and non-recurring non-cash expenses for such period (in each case other than any such non-cash expense to the extent it represents an accrual of or reserve for cash expenditures in any future period),
		$___________	$___________	$___________	$___________	$___________
+
(vii) non-recurring litigation expenses and non-recurring restructuring expenses that, in each case, were incurred in the first, second, third or fourth fiscal quarter of fiscal year 2014 and only to the extent such quarter is included in the Test Period [3],
		$___________	$___________	$___________	$___________	$___________
+	(viii) fees, payments and expenses in connection with any Permitted Acquisition or other investment or financing transactions payable to third parties,	$___________	$___________	$___________	$___________	$___________
-	(ix) interest income for such period,	$___________	$___________	$___________	$___________	$___________
-	(x) the aggregate amount of extraordinary non-cash income and gains and non-recurring non-cash income and gains during such period.	$___________	$___________	$___________	$___________	$___________

Total
[(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)-(ix)-(x)]
Items (ii) through (viii) are included to the extent deducted in determining such Net Income for such period (without duplication).
Items (ix) and (x) are included to the extent added in determining Net Income for such period (without duplication).
		$___________	$___________	$___________	$___________	$___________

2 For the avoidance of doubt, to include deferred financing fees, charges and related expenses that are expensed during such period and are treated as Interest Expense in accordance with GAAP, consistent with the projections delivered to the Lenders on the Closing Date.
3 $0 for any Test Period ending after September 30, 2015.

Annex C 4

Part 1
Calculation of
Current Portion of Revolver-Financed Capital Expenditures Amount
for the Fiscal Quarter ending on the Test Date

Revolver-Financed Capital Expenditures made by the Loan Parties during the fiscal quarter ending on the Test Date	$___________
divided by 20
Current Portion of Revolver-Financed Capital Expenditures Amount for the fiscal quarter ending on the Test Date equals	$___________

Part 2
Calculation of
Total RF Capex Amortization Amount as of the Test Date

(a) The Current Portion of Revolver-Financed Capital Expenditures Amount for the fiscal quarter ending on the Test Date (see calculation in Part 1 above)	$___________
(b) The Total RF Capex Amortization Amount as of the end of the immediately preceding fiscal quarter	$___________

(c) The sum of all Current Portion of Revolver-Financed Capital Expenditures Amounts that have been included in clause (b) for twenty (20) fiscal quarters	$___________

Total RF Capex Amortization Amount as of the Test Date equals [(a)+(b)-(c)]	$___________

4 Annex C calculations start with the fiscal quarter ending June 30, 2016

Schedule 1
Supplement to Schedules I and II to Security Agreement
[Not Applicable] [See information below]

Schedule 2
Supplement to Schedules III, IV and V to Security Agreement
[Not Applicable] [See information below]

Schedule 3
Supplement to Schedule VII to Security Agreement
[Not Applicable] [See information below]